As filed with the Securities and Exchange Commission on November 1, 1995

                                                Registration No. 33-62127



                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                     POST-EFFECTIVE AMENDMENT NO. 1
                                   TO
                                FORM S-4

                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933


                            C. R. BARD, INC.

         (Exact name of Registrant as specified in its charter)




 New Jersey
 (State or other jurisdiction
 of incorporation or organization)
 3841
 (Primary Standard Industrial
 Classification Code Number)
 22-1454160
 (I.R.S. Employer
 Identification Number)



 730 Central Avenue
 Murray Hill, New Jersey  07974
 (908) 277-8000
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



 Richard A. Flink, Esq.
 C. R. Bard, Inc.
 730 Central Avenue
 Murray Hill, New Jersey  07974
 (908) 277-8000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                               Copies to:
                       Philip T. Ruegger III, Esq.
                       Simpson Thacher & Bartlett
                          425 Lexington Avenue
                        New York, New York  10017
                             (212) 455-2000



                 REMOVAL OF SECURITIES FROM REGISTRATION

      The Registrant hereby amends Registration Statement No. 33-62127 on Form S-4 to remove from registration 744,567 shares (the "Deregistered Shares") of common stock, par value $.25 per share, of C. R. Bard, Inc., a New Jersey corporation, including the Common Stock Purchase Rights attached thereto. The Registrant registered the Deregistered Shares for purposes of the transaction described in the Registration Statement, but did not issue the Deregistered Shares in the transaction.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on October 30, 1995.

                              C. R. Bard, Inc.


                              By:  /s/ William H. Longfield
                            Name:  William H. Longfield
                           Title:  Chairman and Chief
                                   Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on October 30, 1995.


                                Signature

                                Title



          /s/ William H. Longfield
             (William H. Longfield)
              Chairman, Chief Executive
              Officer (principal
              executive officer) and
              Director

          /s/ William C. Bopp
             (William C. Bopp)
              Executive Vice President, Chief
              Financial Officer
              (principal financial
               officer) and Director

          /s/ Charles P. Grom
             (Charles P. Grom)
              Vice President and Controller
              (chief accounting
               officer)

                     *
             (Joseph F. Abely, Jr.)

              Director

                     *
             (William T. Butler, M.D.)

              Director

                      *
             (Raymond B. Carey, Jr.)

              Director

                      *
             (Daniel A. Cronin, Jr.)

              Director

                      *
             (T. Kevin Dunnigan)

              Director

                      *
             (Regina E. Herzlinger)

              Director

                      *
             (Robert P. Luciano)

              Director

                      *
             (Robert H. McCaffrey)

              Director


          /s/ Benson F. Smith
             (Benson F. Smith)
              President, Chief
              Operating Officer and
              Director



 *By: /s/ William H. Longfield
          William H. Longfield
          Attorney-in Fact